EXHIBIT 10.6

1180 BUILDING AT
HEADQUARTERS AT GATEWAY LAKE
LEASE AGREEMENT
1180 SW 36th Ave.
Suite 204
Pompano Beach, FL 33069

Term – Thirty-Eight Months
Commencing November 1, 2007
Terminating December 31, 2010

THIS LEASE AGREEMENT made and entered into this            6th           Day of November, 2007, by and between CONECA PROPERTIES, L.C., a Florida Limited Liability Company, having its office at 210 N. University Drive, Suite 212, Coral Springs, FL 33071 (hereinafter referred to as “Landlord”), and SecuRed Financial Network, Inc., a Nevada Corporation, having its office at 1180 SW 36 Ave., Suite 204, Pompano Beach, FL 33069 (hereinafter referred to as “Tenant”).

WITNESSETH:

In consideration of the rents, covenants and agreements herein, Landlord does hereby lease to Tenant and Tenant hereby leases from Landlord upon terms, provisions and conditions herein, the real property hereinafter described.

ARTICLE I
DESCRIPTION OF PROPERTY, TERMS AND USE

1.1    Description of Property. Landlord leases to Tenant a portion of the real property (“Premises”) in the development known as the Headquarters at Gateway Lake and specifically identified as 1180 SW 36th Avenue, Pompano Beach, Florida (hereinafter referred to as the “Leased Premises”) reflected on the legal description attached hereto as Exhibit “A” and made a part hereof

1.2    “Premises” shall mean the suite of offices located within the Building and outlined on the floor plan attached to the Lease as Exhibit "B" and made a part hereof, known as Suite #204. The Premises are stipulated for all purposes to have a floor area of approximately 1,119 rentable square feet, which includes any portion of the “Common Areas” allocated to the Premises.

1.3    Term. Tenant is to have the Leased Premises being described subject to the terms and conditions hereof for a term of Thirty-Eight Months, commencing on November 1, 2007 which shall be known as the "Commencement Date". In the event the lease begins after November 1, 2007, January 2008 rent shall be prorated.

1.4    Use. The Leased Premises shall be used and occupied by Tenant solely for the purpose of a business office and for no other purpose without Landlord's express written consent.

CONECA Properties LLC - Office Lease - continued
ARTICLE II
RENT

2.1    Base Rental. In consideration of the leasing of the aforesaid premises, Tenant does hereby covenant and agree with Landlord to paybase rent as follows:
Timeframe	R.S.F.	Rate	Timeframe	Monthly	Sales Tax	Mon w/tax
Nov 1, 2007 - Dec 31, 2008	1,119	Free	Free	Free	N/A	Free
Jan 1, 2008 - Oct 31, 2008	1,119	$13.50	$15,106.50	$1,258.88	$75.54	$1,334.42
Nov 1, 2008 - Oct 31, 2009	1,119	$14.18	$15,867.42	$1,322.29	$79.34	$1,401.63
Nov 1, 2009 - Oct 31, 2010	1,119	$14.89	$16,661.91	$1,388.50	$83.31	$1,471.81
Nov 1, 2010 - Dec 31, 2010	1,119	$15.64	$2,916.86	$1,458.43	$87.51	$1,545.94

In addition to the monthly base rent, Tenant will be assessed for all months of the Lease Agreement, a pro rata share equal to its pro rata share of the building for all Basic Operating Expenses(BOE), also known as Common Area Maintenance Items (CAM), estimated at $8.34 per square foot for Year 2007, adjusted at the begining of each calander year Year 2008 and annually thereafter:
Suite 204	R.S.F.	Rate	Monthly	Sales Tax	Mon w/Tax
BOE/CAM Yr2007	1,119	$8.34	$ 777.71	$ 46.67	$ 824.38
All rental and CAM plus applicable state sales tax on both reserved and agreed to be paid under this Lease shall be paid in lawful currency of the United States of America. Except as otherwise provided in this Lease, rental payments called for hereunder shall be made to Landlord without notice, demand, set-off or deduction at the place specified by Landlord from time to time in writing. Tenant shall deposit, upon Lease Execution, the First Month Rent (January 2008) of $2,158.80. Tenant shall establish an account for electric service with FPL for the demised premises on or before November 5, 2007 or upon move-in and is is solely responsible for payment of accounts.

2.2    Tenant's Share of Basic Operating Expenses

(a)    The term "Basic Operating Expenses" will include operating costs, taxes and association assessments for the building and common area.

(b)    The term "Common Area" shall mean all real or personal property owned by the Landlord for the common, non-exclusive use of the Landlord, the Tenant and their employees, guests and invitees including, but not limited to sidewalks, landscape areas, lighting, delivery areas, parking areas, entrance and lobby areas, security, elevators, stairways, hallways shared by more than one tenant and all lavatories shared by more than one tenant.

(c)    The term "Operating Costs" shall mean the operating expenses of the building and all expenditures by Landlord to maintain the building, parking and related facilities, and such additional facilities in subsequent years as may be determined by Landlord to be necessary in accordance with sound and reasonable practices for facilities of a like kind and character. All operating expenses shall be determined on an accrual basis in accordance with generally accepted accounting principles which shall be consistently applied. Such operating expenses shall include all expenses, costs and disbursement of every kind and nature which Landlord shall pay or become obligated to pay because or in connection with the ownership, operation and maintenance of the building, including, but not limited to, the following:

(1)    Wages and salaries of all employees engaged in direct operation and maintenance of the building, employer's social security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages and salaries, the cost of disability and hospitalization insurance and pension or retirement benefits for such employees;

CONECA Properties LLC - Office Lease - continued

(2)    All supplies and materials used in the operation and maintenance of the building;

(3)    Cost of all utilities for the common areas of the building, including the cost of water, lighting, air-conditioning and ventilating, but excluding the cost of electricity for the tenants' premises;

(4)    Cost of all maintenance and service agreements for the building, the equipment therein and grounds, including janitorial service, security service, landscape maintenance, alarm service, window cleaning and elevator maintenance;

(5)    Cost of all insurance relating to the building, including casualty and liability insurance applicable to the building, Landlord’s personal property used in connection therewith and rent insurance.

(6)    All taxes and assessments and governmental charges, whether federal state, county or municipal and whether they be by taxing districts or authorities presently taxing the Leased Premises or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Building or its operation excluding, however, Federal and State taxes on income and ad valorem taxes on Tenant's personal property and on the value of tenant leasehold improvements to the extent that the same exceeds standard building allowances;

(7)    Cost of repairs and general maintenance (excluding such repairs and general maintenance paid by insurance proceeds or by Tenant and other third parties and alterations attributable solely to tenants of the building other than the Tenant);

(8)    Legal expenses, accounting expenses and management fees incurred with respect to the building;

(9)    Costs incurred in compliance with new or revised federal or state laws or municipal ordinances or codes or regulations promulgated under any of the same;

(10)    Amortization of the cost of installation of capital investment items which are primarily for the purpose of reducing (or avoiding increases in) operating costs or which may be required by governmental authority. All such costs shall be amortized over the reasonable life of the capital investment items with the reasonable life and amortization schedule being determined in accordance with generally accepted accounting principles and in no event to extend beyond the reasonable life of the building. In the case of installations for the purpose of reducing (or avoiding increases in) operating costs, Landlord she upon request, provide Tenant a cost justification therefor;

(11)    The Tenant recognizes the Leased Premises are subject to certain protective covenants and restrictions for Headquarters at Gateway Lake Business Park Association, Inc. Said Association has been formed to enforce the declarations and operate and maintain the common areas referred to therein. The Tenant agrees to pay as part of its proportionate share of operating costs, all maintenance or other assessments imposed by the Association on the Landlord as owner of the building as provided in the Declaration.

Basic Operating Costs shall not include (i) expenditures classified as capital expenditures for Federal income tax purposes (except as set forth in Section 2.2(c)(10)), (ii) costs for which Landlord is entitled to specific reimbursement by Tenant, any other tenant of the building, or any other third party, (iii) costs of initial construction of the building (iv) cost of renovating or modifying space in the building for lease to other tenants, (v) leasing commissions, ground rentals, and all non-cash expenses (including depreciation), and (vi) debt service on any indebtedness secured by the building.

CONECA Properties LLC - Office Lease - continued

(d)    The Tenant's proportionate share of Basis Operating Expenses shall be paid to Landlord on the first day of each month along with basic rent in an amount equal to one-twelfth (1/12) of the Landlord's estimate of Tenant's proportionate share of same. Tenant's share of the Operating Expenses shall be in the same proportionate amount as the ratio determined by the gross leaseable area of the Premises (which includes any portion of the Common Areas allocated to the Premises) over the gross leaseable area of the Building. In the event the Building is less than ninety-five percent (95%) occupied during any year of the Term of the Lease, an adjustment shall be made in computing Operating Expenses for such year so that Operating Expenses shall be computed as though the Building had been ninety-five percent (95%) occupied during such year.

(e)    Landlord shall furnish Tenant a budget for taxes and operating expenses setting forth Landlord's estimates of such amounts for the coming year. Said budget will be submitted to Tenant by January 31st of each year or as soon thereafter as possible. For leases commencing during the initial year of occupancy of the Leased Premises, a budget will be furnished for the period from commencement of this lease.

(e)    Within 120 days after the end of each calendar year, or as soon thereafter as possible, Landlord shall furnish to Tenant an operating statement showing actual taxes and operating expenses incurred for the preceding year and an appropriate cash adjustment shall be made between Landlord and Tenant to reflect any difference between payments made based upon the estimated costs and the actual costs. Payment of the amount due either party (Landlord or Tenant) shall be made within ten (10) days following furnishing of the Operating Statement Provided, further, however, that if within a calendar year there shall be collective increases in the taxes or operating expenses which exceed ten (10%) percent of the estimated budget, the Landlord may, at its option, adjust the budget for the remaining portion of the year to reflect such change so as to more accurately reflect costs and prevent a large variance between the estimated budget and actual expenses paid.

(g)    Accounting Review. Tenant, at its sole expense, shall have the right, upon giving reasonable notice, to review Landlord's records relating to any increased or additional costs payable hereunder for the Building. Request for review shall be given by Tenant to Landlord no later than 60 days from the date Tenant receives actual budget from Landlord. After sixty days from date of receipt, if Landlord receives no request, budget shall be considered final.

ARTICLE III
LANDLORD'S SERVICES

3.1                Services to be furnished by Landlord. Landlord shall use its best efforts to furnish Tenant, subject to the Building Rules and Regulations (hereafter defined) and Tenant's performance of its obligations hereunder, the following services:

(a)    Maintenance of the heating, ventilation and air conditioning system serving the premises. Tenant is responsible for electric charges for the air conditioning system and other electric usage in Tenant's premises. Landlord furnishes air conditioning and heating in the common areas.

(b)    Hot and cold water at those points of supply provided for lavatory and drinking purposes only.

(c)    Janitor service in and about the building and the Leased Premises five (5) days per week, and periodic window washing; however, Tenant shall pay, as additional rent, the additional costs attributable to the cleaning of improvements within the Leased Premises other than building standard improvements, including any costs for cleaning areas used for serving or consumption of food or beverages, data processing or reproduction operations.

CONECA Properties LLC - Office Lease - continued

(d)    Elevators for access to and egress from the Leased Premises and the building twenty-four (24) hours a day, seven (7) days a week.

(e)    Electricity for all common areas and parking areas.

(f)    Replacement of fluorescent lamps building, standard light fixtures installed by Landlord and incandescent bulb replacement in all public areas.

(g)    Landlord shall supply, upon Lease inception, Keys for the Suite entrance (demised premises) door(s), and Building System Access Cards as follows: Four Suite entrance door keys, and Four Building Access Pass Cards to be provided at no cost. Any additional suite entrance keys, Access Pass cards and Restroom Keys will be provided to Tenant upon written request and at Landlord’s customary rate. Emergency locksmith services, such as changing access locks or pass card deactivation, will be provided at Locksmith’s prevailing emergency rates and availability to perform such services on short notice.

3.2    Failure by Landlord to any extent to furnish such services or any cessation thereof of Landlord shall not render Landlord liable in any respect for damages to either person or property, nor be construed as an eviction of Tenant nor work an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. Should any of such services be interrupted, Landlord shall use reasonable diligence to restore same promptly, but Tenant shall have no claim for rebate of rent or damages or eviction on account thereof.

3.3    Tenant shall pay directly to the utility providing service monthly, as billed, such charges as may be separately metered to Tenant for any electric services utilized by Tenant. It is expressly understood it is the Tenant's responsibility to make application to the appropriate utility service for required service and to make any deposit required by the utility for such service in sufficient time to allow utility company to provide service on date required. Failure to have such utility service available win not extend the date upon which the lease term begins or when rental payment commences.

ARTICLE IV
PREPARATION OF PREMISES

4.1    Landlord shall make those improvements completed and prepared for Tenant's occupancy in accordance with the agreed upon plans and specifications between Landlord and Tenant attached hereto and made a part hereof. The facilities, material and work to be furnished, will be performed by the Landlord at his expense and hereinafter referred to as "Standard Improvements". Any other facilities, material or work undertaken by or for the account of a tenant over and above standard work will be "Special Work".

4.2    The premises shall be deemed ready for occupancy on the date on which standard work shall have been substantially completed notwithstanding the fact that minor or insubstantial details of construction or adjustment remain to be performed, the non-completion of which does not materially interfere with Tenant's use of the premises. Any such minor items not completed or requiring adjustment will be itemized on a punch list and Landlord will utilize his best efforts to complete such items promptly. It is expressly understood that the correction, completion or adjustment of punch list items or corrections or adjustment required by the Landlord under any warranties hereunder do not constitute a valid reason for withholding of rental or any other payments due hereunder. Completion of the work required by Landlord shall be delayed due to any act or omission of the Tenant including delays due to changes or additions requested of Landlord, delays in Tenant submission of plans or other information or in giving required approvals or authorizations; or due to additional time needed, for the completion of any special work by or for the Tenant then the premises shall be deemed ready for occupancy on the date they would have been ready but for such delay and rent and other payments shall commence as of such earlier date.

CONECA Properties LLC - Office Lease - continued
ARTICLE V
REPAIR AND MAINTENANCE

5.1    Landlord warrants for a period of one (1) year from date of issuance of a Certificate of Occupancy or the occupancy of the Tenant, whichever occurs earlier, all standard work in Tenant's premises against any defects due to faulty material, equipment or workmanship which warranty shall apply to work done by subcontractors as well as to work done by direct employees of the Landlord.

5.2    Except as specifically provided during the warranty period set forth in Section 5.1, Landlord shall not be required to make any improvements or repairs or alterations whatsoever to the Leased Premises except as may be required to the corridors and common areas and to the equipment used to provide the services set forth in ARTICLE III. Tenant shall promptly give Landlord written notice of any damage in the leased Premises. This Section 5.2 shall not apply in the case of damage or destruction by fire or other casualty, which event is covered elsewhere in this Lease.

5.3    The builder's warranty which is given in this ARTICLE is in lieu of and cancels any undertaking or duty by Landlord to make statements to Tenant of facts affecting the value of the property, if any such duty now or at a later date is found by a court to exist.

ARTICLE VI
TENANT CARE AND REPAIR

6.1    Tenant shall maintain the Leased Premises in a clean, attractive condition and shall be responsible for all repairs within the Leased Premises, except as specifically provided in ARTICLE V hereof.

ARTICLE VII
LATE PAYMENTS

7.1    Tenant agrees to timely pay all rents and sums provided to be paid to Landlord hereunder at the times and in the manner herein provided and to occupy at all times the Leased Premises. If any minimum annual rent or other payment required under this Lease remains unpaid for ten (10) days after the date on which it is due, a service charge equal to the amount of ten (10%) percent of the amount overdue may be charged by the Landlord for the purpose of defraying the additional expenses incident to the handling of such overdue amount. If tenant should fail to pay any payment owing from Tenant to Landlord pursuant to this Lease, such unpaid amounts shall bear interest from the due date hereof to the date of payment at the rate of one and one-half percent (1 1/2%) per month or the highest rate permitted by law. In the event that any check, bank draft, order for payment or negotiable instrument given to Landlord for any payment under this Lease shall be dishonored for any reason whatsoever not attributable to Landlord, Landlord shall be entitled to make an administrative charge to Tenant of Twenty-Five and 00/100 ($25.00) Dollars.

ARTICLE VIII
HOLDING OVER

8.1    If Tenant should remain in possession of the Leased Premises after the termination of expiration of the term without the execution by Landlord and Tenant of a new lease, then Tenant shall be deemed to be occupying the Leased Premises as a tenant at sufferance, subject to all the covenants and obligations of this Lease and at a Daily Rental of twice the per day rental (“per day rental” shall include base rent and operating expense contributions) in effect immediately prior to such expiration or termination, computed on the basis of a thirty (30) day month, but such holding over shall not extend the terms. Tenant shall give Landlord at least thirty (30) days prior written notice of any intention to remove from the premises and shall be entitled to ten (10) days notice from Landlord in the event Landlord desires possession of the premises.

CONECA Properties LLC - Office Lease - continued

ARTICLE IX
ALTERATIONS ADDITIONS, & IMPROVEMENTS

9.1    Tenant will make no alteration, change, improvement, repair, replacement or addition to the Leased Premises without the prior written consent of Landlord. Tenant may remove its trade fixtures, office supplies and movable office furniture and equipment not attached to the building provided such removal is made prior to the termination or expiration of the term; Tenant is not then in default in the timely performance of any obligation or covenant under this Lease; and Tenant promptly repairs all damage caused by such removal All other property at the Lease Premises and any alternation or addition to the Leased Premises (including but not limited to wall-to-wall carpeting, drywall partitions, paneling or other wall covering) and any other article attached or affixed to the floor, wall or ceiling of the Leased Premises shall become the property of Landlord and shall be surrendered with the Leased Premises as part thereof at the termination of this Lease, without payment or compensation therefor. If, however, Landlord so requests in writing, Tenant will, prior to vacating the premises upon the termination or expiration of this Lease, remove any and all alterations, additions, fixtures, equipment and property placed or installed by it in the Leased Premises and will repair any damage caused by such removal. Tenant's personalty and equipment are and will be security for Tenant's obligations under this Lease.

ARTICLE X
ASSIGNMENT

10.1    Tenant shall not assign this Lease nor any rights hereunder, nor let or sublet all or any part of the Leased Premises, nor suffer or permit any person or entity to use any part of the Leased Premises, without first obtaining the express written consent of Landlord, which consent Landlord may grant or withhold in its sole discretion. In determining whether to grant consent to the Tenant's sublet or assignment request, the Landlord may consider any reasonable factor. Landlord and Tenant agree that any one of the following factors, or any other reasonable factor, will be reasonable grounds for deciding the Tenant 's request:

(i)    Financial strength of the proposed sublessee/assignee must be at least equal to that of the existing tenant;

(ii)    Business reputation of the proposed sublessee/assignee must be in accordance with generally acceptable commercial standards;

(iii)    Use of the premises by the proposed sublessee/assignee;

(iv)    Use of the premises will not violate any other agreements affecting the premises, LANDLORD or other tenants.

Should Landlord consent. to such assignment of the Lease, or to a sublease or all or any part of the Leased Premises, Tenant does hereby guarantee payment of all rent herein reserved until the expiration of the term hereof and no failure of Landlord to promptly collect from any assignee or sublessee, or any extension of the time for payment of such rents, shall release or relieve Tenant from its guaranty or obligation of payment of such rents. . In the event Landlord consents to Tenant subletting all or a portion of the Leased Premises any rent accruing to Tenant as the result of such subletting, which rent is in excess of the rent being paid by Tenant, and any other economic consideration received by or to be received by Tenant in connection with any subletting or assignment shall be paid to Landlord as additional rent. Any assignment by Landlord shall not relieve Tenant of its obligations hereunder.

CONECA Properties LLC - Office Lease - continued

10.2    Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder, and in the building and property referred to, and upon any such transfer or assignment no further liability or obligation shall thereafter accrue against Landlord.

ARTICLE XI
CONTROL OF COMMON AREAS AND PARKING FACILITIES

11.1    All automobile parking areas, driveways, entrances and exits thereto, and other facilities furnished by Landlord, including an parking area, truck way or ways, loading areas, pedestrian walkways, ramps, landscaped areas, stairways and other areas and improvements provided by Landlord for the general use, in common, of tenants, their officers, agents, employees, invitees, licensees, visitors and customers shall be at all times subject to such rules and regulations as the Landlord shall, from time to time establish, modify and enforce with respect to all such facilities and areas. Landlord will provide Tenant with unassigned parking spaces adjacent to building at a ratio of four (4) spaces per 1,000 rentable square feet of space leased by Tenant, at no cost to Tenant. Landlord grants the non-exclusive use of additional parking spaces in excess of the 4 spaces per 1,000 rentable square feet to Tenant as long as additional parking does not impact or inconvenience other Building tenants. . In the event of a parking problem as determined by Landlord at its sole discretion, Landlord may: (i) revoke additional parking in excess of 4 per 1,000 RSF; (ii) require Tenant to utilize off-site parking for additional parking; (iii) and Tenant shall encourage carpooling by Tenant’s employees. No overnight parking of company or employee vehicles is permitted.

ARTICLE XII
RULES AND REGULATIONS

12.1    Tenant shall comply with all rules and regulations as may be applied by Landlord to all tenants of the building. Such rules and regulations will include but not necessarily be limited to those initial rules and regulations set forth in Exhibit "D" attached hereto which may, at the reasonable discretion of the Landlord, be subsequently modified.

ARTICLE XIII
RELOCATION

13.1    If Landlord determines to utilize the Leased Premises for other purposes during the term, Tenant agrees to relocate to other space in the building designed by Landlord, provided such other space is of equal or larger size than the Leased Premises and has at least the same number of windows. Landlord shall pay all out-of-pocket expenses of any such relocation, including the expenses or moving and reconstruction of all Tenant furnished and Landlord-furnished improvements. In the event of such relocation, this Lease shall continue in full force and effect without any change in the terms or other conditions, but with the new location substituted for the old location set forth in this Lease.

ARTICLE XIV
FLOOR LOADS, NOISE, AND VIBRATION

14.1    Tenant shall not place a load upon any floor of the Leased Premises which exceeds the load per square foot which such floor was designed to carry or which is allowed by law. Business machines and mechanical equipment belonging to Tenant which cause noise or vibrations that may be transmitted to the structure of the building or to the Leased Premises to such a degree as to be objectionable by Landlord shall, at the Tenant's expense, be placed and maintained by Tenant in settings of cork, rubber or spring-type vibration eliminators sufficient to eliminate such noise or vibration.

CONECA Properties LLC - Office Lease - continued

ARTICLE XV
LANDLORD'S INSURANCE

15.1    At all times during the term of this Lease, the Landlord shall maintain all necessary insurance on the premises including property casualty insurance, loss of rent insurance, and comprehensive general liability insurance and such other insurance as Landlord may deem reasonably necessary or desirable to protect it against loss with respect to the Building or to protect it against claims which may arise out of the operation of the Building. The insurance maintained will also be subject to the requirements of any institutional first mortgagee. The insurance will be maintained in the name of the Landlord only and Temant shall have no rights in any policy or policies maintained by Landlord and shall not be entitled to be a named insured thereunder. The cost of this insurance will be included with the operating cost to be allocated to tenants in accordance with ARTICLE II - 2.2 of this Lease.

15.2    Landlord and Tenant each waive any claim against each other for any damage to property subject to insurance. Each party agrees to obtain a waiver of subrogation from its insurance carrier permitting this waiver.

ARTICLE XVI
TENANT’S INSURANCE

16.1    Tenant agrees to secure and keep in force and after the date Landlord shall deliver possession of the Demised Premises to Tenant and throughout the Lease Term, at Tenant 's own cost and expense, comprehensive general liability insurance with a limit of not less than $1,000,000.00 for injury or death to any person and $1,000,000.00 for any single occurrence, and with a limit of not less than $500,000.00 for property damage, occurring upon, in or about the Demised Premises, including water damage and sprinkler leakage legal liability if sprinklers are installed with the Demised Premises, or such greater amounts as may be reasonably required by Landlord from time to time in accordance with industry standards. Landlord and Landlord’s agent shall be named as an additional insured on the insurance policy. The original policy or a certificate thereof shall be delivered to Landlord prior to Tenant 's possession of the Demised Premises, and within 30 days prior to the expiration of such policy, and as often as any such policy shall expire or terminate, a renewal or replacement policy shall be procured and maintained by Tenant. Tenant’s insurance policy shall contain a provision that the insurer will give Landlord at least 30 days written notice prior to canceling, terminating, or reducing the amount of Tenant’s insurance, and that in the event of payment of any loss covered by such policy, Landlord shall be paid first by the insurance company for its loss. Said insurance policy shall contain a waiver of any subrogation rights against Landlord.

ARTICLE XVII
HOLD HARMLESS

17.1    The Tenant covenants and agrees with Landlord that during the entire term of this Lease the Tenant will indemnify and save harmless the Landlord against any and all claims, debts, demands or obligations which may be made against the Landlord or against the Landlord's title in the premises arising by reason of any negligent acts or omissions of the Tenant, its officers, agents or employees in occupying the premises; and not any acts or omissions of the Landlord, its officers, agents or employees; and if it becomes necessary for the Landlord to defend any action seeking to impose any such liability, the Tenant will pay the Landlord all costs of court and reasonable attorneys' fees incurred by Landlord in such defense, in addition to any other sums which said Landlord may be called upon to pay by reason of a judgment or decree against the Landlord in the litigation in which such claim is asserted.

CONECA Properties LLC - Office Lease - continued

17.2    Tenant shall keep and maintain the demised premises in compliance with, and shall not cause or permit the demised premises to be in violation of any federal, state or local laws, ordinances or regulations including, without limitation, those relating to zoning, building, occupational safety and health, industrial hygiene or to the environmental conditions on, under or about the demised premises, including but not limited to soil and ground water conditions. Tenant shall not use, generate, manufacture, store or dispose of, on, under or about the demised premises or transport to or from the demised premises any flammable explosives, radioactive materials, corrosives or acids, including without limitation any and all substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", and "toxic substances' under any applicable federal or state laws or regulations (collectively, the "Hazardous Materials").

17.3    Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind and all costs and expenses incurred in connection therewith (including but not limited to attorneys' fees, paralegal charges and expenses), arising directly or indirectly, in whole or in part due to Tenant's, its employees'; agents'; contractors'; or subtenants' handling, treatment or disposal of any Hazardous Materials which contaminates any of the demised premises or surrounding lands or ground water.

17.4    The obligations of Tenant to indemnify and hold harmless under this Article shall survive any conveyance, transfer or foreclosure of the Landlord's interest herein and further survive the termination or expiration of the Lease.

ARTICLE XVIII
DESTRUCTION OR DAMAGE BY FIRE OR OTHER CASUALTY

18.1    In the event of a fire or other casualty in the Leased Premises, Tenant shall immediately give notice thereof to Landlord. If the Leased Premises shall be partially destroyed by fire or other casualty so as to render the Leased Premises untenable in whole or in part, the rental provided for herein shall abate as to the portion of the Leased Premises rendered untenable until such time as the Leased Premises are made tenantable as determined by Landlord and Landlord agrees to commence and complete such repair work promptly and with reasonable diligence, or in the event of total or substantial damage or destruction of the building where Landlord decides to rebuild, then all rent owed up to the date of such damage or destruction shall be paid by Tenant and this Lease shall terminate upon notice thereof to Tenant. Landlord shall give Tenant written notice of its decisions, estimates or elections under this ARTICLE XVIII within one hundred twenty (120) days after any such damage or destruction.

18.2    Should Landlord elect to effect any repairs under ART'ICLE XVIII or ARTICLE XIX, landlord shall only be obligated to restore or rebuild the Leased Premises to a building standard condition, and then only to the extent that insurance proceeds or condemnation awards or agreed condemnation settlement proceeds are available to Landlord therefor.

ARTICLE XIX
CONDEMNATION

19.1    If the Leased Premises, building, or any part thereof other than parking, shall be taken or condemned for any public purpose (or conveyed in lieu or in settlement thereof) to such an extent as to render the remainder of the building or Leased Premises, in the opinion of Landlord, not reasonably suitable for occupancy, this Lease shall, at the option of either party, forthwith cease and terminate, and all proceeds from any taking or condemnation of the building and the Leased Premises shall belong to and be paid to Landlord. If a material portion of off-street parking is taken, Tenant may terminate the Lease if substitute parking is not provided to Tenant by Landlord. If this Lease is not so terminated, Landlord shall repair any damage resulting from such taking, to the extent and in the manner provided in ARTICLE XVIR and rental hereunder shall be abated to the extent the Leased Premises are rendered untenable during the period of repair, and thereafter be adjusted on an equitable basis considering the areas of the Leased Premises taken and remaining.

CONECA Properties LLC - Office Lease - continued

ARTICLE XX
SIGNS

 20.1    No signs, symbols or identifying marks shall be placed upon the building or in the halls, elevators, staircases, entrances, parking areas or upon the doors of walls without prior written approval of Landlord. Landlord agrees to provide and install, at Tenant's cost, all letters or numerals on doors in the Leased Premises. All such letters and numerals shall be in the building standard graphics, and no others shall be used or permitted on the Leased Premises.

ARTICLE XXI

DEFAULT BY LANDLORD OR TENANT

21.1    Each of the following shall be deemed a default by the Tenant and a breach of this Lease:

a)              The filing of a petition by or against the Tenant for adjudication as bankrupt under the Bankruptcy Code, as now or hereafter amended or supplemented, or for reorganization within the meaning of Chapter XI of said Bankruptcy Code, or for arrangement within the meaning of Chapter XI of said Bankruptcy Code, or the filing of any petition by or against the Tenant under any further bankruptcy act for the same or similar relief. The dissolution or the commencement of any action or proceeding for the dissolution or liquidation of the Tenant whether instituted by or against the Tenant or for the appointment, of a receiver or trustee of the property of the Tenant.

b)    The taking of possession of the premises or property of the Tenant upon the premises by any governmental officer or agency pursuant to statutory authority for the dissolution, rehabilitation, reorganization or liquidation of the Tenant.

c)    The making by the Tenant of any assignment for the benefit of creditors under Federal bankruptcy law.

d)    A failure to pay the rent herein reserved, or additional rent or any part thereof, as and when due.

e)    Failure in the performance of any other covenant or condition of this Lease on the part of the Tenant to be performed, for a period of thirty (30) days after receipt of written notice.

(i)    For the purposes of subdivision e) of this ARTICLE XXI no failure on the part of the Tenant in the performance of work required to be performed or acts to be done or conditions to be modified shall be deemed to exist if steps shall have, in good faith, been commenced promptly by the Tenant to rectify the same and shall be prosecuted to completion with diligence and continuity. If the matter in question shall involve building construction, and if the Tenant shall be subject to unavoidable delay, either by reason of governmental regulations restricting the availability of labor or materials, or by strikes or other labor troubles, or by reason of conditions beyond the control of the Tenant, the Tenant's time to perform under said subdivision e) of this ARTICLE XXI shall be extended for a period commensurate with such delay.

CONECA Properties LLC - Office Lease - continued

(ii)            In the event of any such default of the Tenant the Landlord may serve a written notice upon the Tenant that the Landlord elects to terminate this Lease upon a specified date not less than ten (10) days after the date of the serving of such notice, except in the case of a default under subdivision d) hereof where no notice is required, and if the default remains uncured or the time period is not extended as herein provided, this Lease shall then expire on the date so specified as if that date had been originally fixed as the expiration date of the term herein granted.

(iii)            In the event this Lease shall be terminated as hereinbefore provided, or by summary proceedings or otherwise, or in the event the demised premises or any part thereof shall be abandoned by the Tenant, the Landlord, or its agents, servants or representatives, may immediately or at any time thereafter, re-enter and resume possession of said premises or such part hereof, and remove all persons and property therefrom, either by summary dispossess proceedings or by a suitable action or proceeding at law, without being liable for any damages therefore Moving out of the premises or leaving the premises vacant shall not be deemed an abandonment of the premises, provided the Tenant continues to pay the rent as and when due. No re-entry by the Landlord shall be deemed an acceptance of surrender of this Lease.

In the event this Lease be terminated by summary proceedings, or otherwise as provided herein, or if the premises shall have been abandoned and whether or not the premises be relet, the entire amount of rent which would be paid to the expiration date of this Lease shall become due and payable. In the event the premises are relet by the Landlord, the Landlord shall be entitled to recover from Tenant, and the Tenant shall pay to the Landlord, in addition to any other damages becoming due hereunder, an amount equal to the amount of all rents and additional rent reserved under this Lease, less the net rent if any, collected by the Landlord on reletting the demised premises, which shall be due and payable by the Tenant to the Landlord on the several days on which the rent and additional rent reserved in this Lease would have become due and payable; that is to say, upon each of such days the Tenant shall pay to the Landlord the amount of deficiency then existing. Such net rent collected on relenting by the Landlord shall be computed by deducting from the gross rents collected, all reasonable expenses incurred by the Landlord in connection with the reletting of the premises or any part thereof, including brokers' commission and the cost of repairing, renovating or remodeling said premises; however, the expenses to be deducted in computing the net rent collected on reletting shall not include the cost of performing any covenant contained herein required to be performed by Tenant.

Any effort by the Landlord to relet premises or mitigate damages it may have against Tenant shall not preclude the right of the Landlord to obtain by judicial process a Judgment for the entire amount of rent which would be paid to the expiration date of this Lease, if said Lease is terminated by summary proceedings or otherwise as provided herein.

21.2    Landlord's liability for a default by Landlord under this Lease shall in all events, be limited to its interest in the Leased Premises if the Leased Premises is unencumbered by a mortgage or, if the Leased Premises is encumbered, limited to an amount equal to the value of a fee simple interest in the Leased Premises.

ARTICLE XXII
SUBORDINATION

This Lease, its terms, conditions and all leasehold interests and rights hereunder are expressly made, given and granted subject and subordinate to the lien of any bona fide first mortgage which the Landlord may secure from any bank, life insurance company, savings and loan association or other recognized lending institution; and Tenant agrees to execute any instrument or instruments required by the mortgagee to subordinate the terms of this Lease to any such first mortgage that may be placed upon the premises by the Landlord. In the event of foreclosure when this Lease is not terminated, the Tenant agrees to attorn rent due hereunder to the mortgagee or its successor in interest or to the successful purchaser at foreclosure sale (new substitute landlord).

CONECA Properties LLC - Office Lease - continued

ARTICLE XXIII ACCESS BY LANDLORD

Tenant shall permit Landlord or its agents or representatives to enter into and upon any part of the Leased Premises at all reasonable hours to inspect same; to clean; to make repairs, alterations or additions thereto, as Landlord may deem necessary or desirable; to show the Leased Premises to prospective purchasers or tenants; or for any other purpose deemed reasonable by Landlord.

ARTICLE XXIV
LAWFUL USE OF PREMISES

Tenant further covenants and agrees that said demised land and all buildings and improvements thereon during the term of this Lease shall be used only and exclusively for lawful purposes; and that said Tenant will not knowingly use or suffer anyone to use said premises or building for any purpose in violation of the laws of the United States, the State of Florida, the County of Broward, or any other governmental unit wherein the premises may be located.

ARTICLE XXV
QUIET ENJOYMENT

Landlord covenants that so long as Tenant pays the rent reserved in this Lease and performs its agreements hereunder, Tenant shall have the right to quietly enjoy and use the Leased Premises for the term hereof, subject only to the provisions of this Lease.

ARTICIE XXVI
TENANT FORBIDDEN TO ENCUMBER LANDLORD’S INTEREST

It is expressly agreed and understood between the parties hereto that nothing in this Lease contained shall ever be construed as empowering the Tenant to encumber or cause to be encumbered the title interest of Landlord in the demised premises in any manner whatsoever. In the event that regardless of this prohibition any person furnishing or claiming to have furnished labor or materials at the request of the Tenant, or of any person claiming by, through or under the Tenant shall file a lien against Landlord's interest therein, Tenant, within thirty (30) days after being notified thereof shall cause said Lien to be satisfied of record or the premises released therefrom by the posting of a bond or other security as prescribed by law, or shall cause same to be discharged as a Lien against Landlord's interest in the demised premises by an order of a court having jurisdiction to discharge such Lien.

ARTICLE XXVII APPLICABLE LAW

This Lease is entered into in the State of Florida and shall be governed by the applicable law of said State, the forum to resolve any dispute to be the Broward County Circuit Court.

CONECA Properties LLC - Office Lease - continued

ARTICLE XXVIII
SECURITY DEPOSITS

28.1    The Security Deposit shall be paid by Tenant to Landlord upon execution of this Lease and shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant's covenants and obligations under this Lease in the amount of $4,750.00, it being expressly understood that the Security Deposit shall not be considered: (i) an advance payment for any monetary lease obligations or (ii) for the payment of lease obligations or fees of any kind made in arrears or in the future, or (iii) a measure of Tenant's damages in case of default by Tenant.

28.2    Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good or to satisfy any obligation of Tenant hereunder and following any such application of the Security Deposit, Tenant shall pay to Landlord the amount so applied in order to restore the Security Deposit to its original amount.

28.3    If Tenant is not in default at the termination of this Lease, the balance of the Security Deposit remaining after any such applications shall be returned by Landlord to Tenant as prescribed by law.

28.4    If Landlord transfers its interest in the Premises during the term of this Lease, Landlord shall assign the Security Deposit to the transferee and thereafter Landlord shall have not further liability for the return of such Security Deposit.

ARTICLE XXIX
RECOVERY OF LITIGATION EXPENSE

In the event that litigation is instituted between Landlord and Tenant, each shall, as the case may be, indemnify and pay to the prevailing party, all costs and expenses including, but not limited to, reasonable attorneys' fees incurred in enforcing the terms and provisions of this Lease or incurred in any Court action including attorneys' fees which may be incurred on appeal.

ARTICLE XXX
NOTICES AND ESTOPPELS

30.1    All notices required by the law and this Lease to be given by one party to the other shall be: in writing and the same shall be served by Certified or registered Mail; Return Receipt Requested; overnight nationally recognized delivery company; or by delivering the same in person to an officer of such party, in postage prepaid envelopes addressed to the following addresses or such other addresses as may be by one party to the other designated in writing:

AS TO LANDLORD:
Coneca Properties, L.C.
210 N. University Dr. Suite 212
Coral Springs, Fl 33071-7339

AS TO TENANT:
SecuRed Financial Network, Inc.
1180 S.W. 36 Ave. Suite 204
Pompano Beach, Fl 33069

30.2                  Tenant shall execute such estoppel certificates to confirm the term of Tenant's Lease; renewal options; rent paid; occupancy acceptance subject only to minor punch-list items; obligations to pay rent etc., as may from time to time be reasonably requested by Landlord. LANDLORD’S Estoppel Certificate shall not estop LANDLORD from thereafter asserting its rights and remedies regarding any default existing on or before the date on which Landlord executes such Estoppel Certificate of which LANDLORD did not have actual knowledge on the date of execution thereof.

CONECA Properties LLC - Office Lease - continued

ARTICLE XXXI
ENTIRE AGREEMENT, BINDING EFFECT AND SEVERABILITY

This Lease and any written addenda and all exhibits hereto (which are expressly incorporated herein by this reference) shall constitute the entire agreement between Landlord and Tenant; no prior written or prior or contemporaneous oral promises or representations shall be binding. This Lease shall not be amended, changed or extended except by written instrument signed by both parties hereto. The provisions of this Lease shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the parties, but this provision shall in no way alter the restrictions on assignment and subletting applicable to Tenant hereunder. If any provision of this Lease or the application thereof to any person or circumstance shall at any time or to any extent be held invalid or unenforceable, and the basis of the bargain between the parties hereto is not destroyed or rendered ineffective thereby, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby.

ARTICLE XXXII
FORCE MAJEURE

Whenever a period of time is herein prescrbed for the taking of any action by Landlord, Landlord shall not be liable or responsible for and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, acts of domestic or foreign terrorism, governmental laws, regulations or restrictions, financing, or any other cause whatsoever beyond the control of Landlord.

ARTICLE XXXIII
RENEWAL OF LEASE

At the conclusion of this Lease, the Tenant shall have the option for renewing for One (1) additional Three (3) year term, at a rent equal to the then current market rate of equivalent space in the area.

The Tenant shall exercise this option to renew for One (1) additional Three (3) year period in writing, delivered to Landlord's place of business as hereinafter set forth at least three (3) months in advance of the expiration of the initial term of this Lease. Landlord shall have the right to show premises to new prospective tenant’s within the last three month’s of the lease or option terms for purposes of reletting the demised space.

ARTICLE XXXIV
MISCELLANEOUS

34.1.    Recording. TENANT shall not record this LEASE or any memorandum thereof without the written consent of LANDLORD.

34.2.    Partial Invalidity. If any provision of this LEASE or the application thereof to any person or circumstance shall to any extent to held invalid, then the remainder of this LEASE or the application of such provision to persons or circumstances other than those as to which it is held invalid shall not be affected thereby, and each provision of this LEASE shall be valid and enforced to the fullest extent permitted by law.

CONECA Properties LLC - Office Lease - continued

34.3.    Broker's Commission. Except for brokers employed by LANDLORD, TENANT covenants, warrants and represents to LANDLORD that there was no broker instrument in consummating this LEASE and that no conversations or prior negotiations were had by TENANT with any Such broker concerning the renting of the DEMISED PREMISES. LANDLORD acknowledges its responsibility for compensation for commissions due, if any, for brokers employed by it, TENANT agrees to indemnify and hold LANDLORD harmless against and from all liabilities, including attorneys fees, arising from any claim for brokerage commissions or finder's fees resulting from any conversations or negotiations had by TENANT with any broker or any other person, other than a broker employed or acknowledged in writing by LANDLORD.

34.4.    Headings and Terms. The headings to the various paragraphs of this LEASE have been inserted for convenient reference only and shall not in any manner be construed as modifying, amending or affecting in any way the expressed terms and provisions hereof.

34.5    Effect of Delivery of this Lease. Landlord has delivered a copy of this Lease to Tenant for Tenant's review only and the delivery hereof does not constitute an offer to Tenant or an option to lease. This Lease shall not be effective until a copy executed by both Landlord and Tenant is delivered to and accepted by Landlord.

34.6.    Attorneys' Fees. In the event either party is required to commence legal proceedings in order to enforce its rights or protect its interests hereunder, the prevailing party in such legal proceedings shall be paid its reasonable attorneys' fees from the other party.

34.7    Radon Gas. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

34.8    Compliance with Environmental Laws. To the extent that Tenant is responsible, TENANT represents and warrants to LANDLORD that TENANT shall not use the DEMISED PREMISES in any manner which would violate any applicable environmental protection statutes, laws, rules or regulations. Without limiting the foregoing, TENANT represents and warrants to LANDLORD that no hazard substance, hazard waste, pollutant, contaminant, nuclear or byproduct material, or toxic waste material of any kind whatsoever will be released or disposed of on the DEMISED PREMISES or anywhere in the BUILDING in violation of applicable environmental protection statutes, laws, rules or regulations. TENANT agrees to and shall indemnify, defend (by counsel reasonable acceptable to LANDLORD) and hold the LANDLORD harmless of, from and against (i) any and all liability, claims, obligations, losses, damages, awards, judgments, or amounts paid in settlement or comprised thereon, and costs associated therewith, including reasonable attorneys' fees, incurred by LANDLORD or assessed against the BUILDING by virtue of any investigation, inquiry, litigation, suit, action, or claim of or by any governmental or quasi-governmental unit, body or agency, or any third party for clean-up costs, damages, or any other costs, and (ii) any and all fines, penalties, assessments, forfeitures, payments, impositions or amounts paid in settlement or comprised thereon, together with costs associated therewith including reasonable attorneys' fees, imposed or obtained by or awarded to the Environmental Protection Agency, or any other governmental or quasi-governmental unit, body or agency for violation of, or noncompliance with, any environmental protection law, rule, regulation or order, and (iii) any and all costs required to take necessary precaution to protect against the release of, or to clean up any hazardous substance, hazardous waste, pollutant, contaminant, or toxic waste materials in, on, under or affecting the DEMISED PREMISES or the BUILDING that was caused by the TENANT. A violation of this Paragraph by TENANT shall be deemed to be a material noncurable default by TENANT under this Lease.

CONECA Properties LLC - Office Lease - continued

ARTICLE XXXV
ROOFTOP ANTENNAS AND EQUIPMENT

35.1    Tenant shall not install any satellite dishes, antennas or aerial wires, or any other type of related equipment, inside (excluding its demised premises) or outside the Building, without Landlord’s prior approval in writing and upon such terms and conditions as may be reasonably specified by Landlord in each and every instance. If installation is made without Landlord’s permission, Landlord will remove any equipment and Tenant shall have no recourse to dispute its removal and agrees to pay all costs associated with its removal and any damage to the roof of building.. Tenant shall, as part of the approval and installation process for any type of rooftop antenna, be required to place with Landlord a reasonable additional security deposit specifically for removal of said equipment, the amount to be determined according to the equipment installed.

35.2    Under no circumstances shall Tenant use any unlicensed contractor to install satellite dishes, antenna and any related equipment. Tenant or Tenant’s licensed vendor shall obtain, and provide to Landlord’s property manager, any and all applicable governmental permits. Under no circumstances shall any penetrations of roof, roofing materials, or building structure be made to install equipment or wiring be permitted. Wiring shall only be allowed to enter the building from the roof through existing, authorized roof chaseway penetrations. Equipment or operation of any equipment shall not interfere with the operation of any other tenants or vendors equipment. Any equipment causing such interference, upon notice to Tenant, shall promptly be corrected so cease interference or be removed. If not corrected or removed in a timely fashion, Landlord shall have the right to remove said equipment and Tenant shall reimburse Landlord for the required work.

35.3    If any installed equipment causes damage to any part of the roof or building structure at any time during Tenant’s lease term, Landlord shall promptly make repairs of such sufficient quality as to restore the roof and building to its original condition and Tenant agrees to reimburse Landlord for said repairs. If Tenant does not make restitution in a timely manner, Tenant agrees to compensate Landlord for such repairs plus a 15% oversight fee.

35.4    Upon termination of Tenant’s occupancy, Tenant shall remove of all equipment and cabling within fifteen days of termination date. If Equipment and cabling is not properly or prompted removed, Tenant shall hereby forfeit its security deposit for such equipment removal and if deposit is not sufficient to cover all such removal costs, Tenant agrees to pay Landlord the balance of the costs plus 15% oversight fee.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in multiple original counterparts as of the day and year first above written.

Tenant:

SecuRed Financial Network, Inc.

By:/s/ Jeffrey L. Scultz
Print Name. Jeffrey L. Schultz
Title. President/CEO

WITNESS:	WITNESS:
By: ______________________________	By: ______________________________
Print Name: _____________________________	Print Name: _____________________________

CONECA Properties LLC - Office Lease - continued

Landlord:

CONECA PROPERTIES, L.C.
By:    CONECA PROPERTIES, LTD., as sole member
By:    CONECA, INC., as General Partner

/s/ David Dunleavy
David Dunleavy
President

WITNESS:	WITNESS:
By: ______________________________	By: ______________________________
Print Name: _____________________________	Print Name: _____________________________

CONECA Properties LLC - Office Lease - continued

EXHIBIT “A”
LEGAL DESCRIPTION

PORTIONS OF LOTS 3 AND 4, "GATEWAY INDUSTRIAL CENTER NO. 23", ACCORDING TO THE PLAT THEREOF AS RECORDED IN PLAT BOOK 112, AT PAGE 10, OF THE PUBLIC RECORDS OF BROWARD COUNTY, FLORIDA, MORE FULLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHWEST CORNER OF SAID LOT 4; THENCE NORTH 00° 13'51" WEST, ALONG THE WEST LINE OF SAID LOT 4, A DISTANCE OF 191.18 FEET; THENCE NORTH 88° 47 '46" EAST, A DISTANCE OF 285.07 FEET; THENCE SOUTH 00° 12' 10" EAST ALONG THE EAST LINE OF SAID LOTS 4 AND 3, A DISTANCE OF 225.09 FEET; THENCE SOUTH 88° 47' 46" WEST, A DISTANCE OF 172.00 FEET; THENCE SOUTH 00° 12’ 10" EAST, A DISTANCE OF 19.95 FEET; THENCE SOUTH 88° 47-46" WEST, A DISTANCE OF 112.95 FEET; THENCE NORTH 00° 13’ 51" WEST, ALONG THE WEST LINE OF SAID LOT 3, A DISTANCE OF 53.85 FEET TO THE POINT OF BEGINNING.

TOGETHER WITH:

A PORTION OF PARCEL "A", "GATEWAY INDUSTRIAL CENTER NO. 30" ACCORDING TO THE PLAT THEREOF AS RECORDED IN PLAT BOOK 120, AT PAGE 28, OF THE PUBLIC RECORDS OF BROWARD COUNTY, FLORIDA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF SAID PARCEL "A"; THENCE NORTH 00° 12' 10" WEST ALONG THE WEST LINE OF SAID PARCEL "A". A DISTANCE OF 40.01 FEET TO A POINT; SAID POINT ALSO BEING THE SOUTHEAST CORNER OF LOT 1. "GATEWAY INDUSTRIAL CENTER NO. 23" AS RECORDED IN PLAT BOOK 112, AT PAGE 10, OF THE PUBLIC RECORDS OF BROWARD COUNTY, FLORIDA; THENCE SOUTH 88° 47' 46" WEST, A DISTANCE OF 284.64 FEET TO THE SOUTHWEST CORNER OF SAID LOT 1; THENCE NORTH 00° 13' 51" WEST, ALONG THE WEST LINE OF LOTS 1, 2, AND 3 OF SAID "GATEWAY INDUSTRIAL CENTER NO. 23", A DISTANCE OF 643.97 FEET TO THE SOUTHWEST CORNER OF LOT 4 OF SAID "GATEWAY INDUSTRIAL CENTER NO. 23"; THENCE CONTINUE NORTH 00° 13' 51" WEST, ALONG THE WEST LINE OF SAID LOT 4 A DISTANCE OF 191.18 FEET; THENCE NORTH 88° 47' 46" EAST, A DISTANCE OF 285.07 FEET TO THE POINT OF BEGINNING OF THIS DESCRIPTION; SAID POINT ALSO BEING ON THE WEST LINE OF SAID PARCEL "A"; THENCE CONTINUE NORTH 88° 47' 46" EAST, ALONG THE EASTERLY EXTENSION OF THE LAST DESCRIBED COURSE, A DISTANCE OF 10.00 FEET; THENCE SOUTH 00° 12' 10" EAST, ALONG A LINE PARALLEL WITH AND 10.00 FEET EAST OF WHEN MEASURED AT RIGHT ANGLES TO THE WEST LINE OF SAID PARCEL "A", A DISTANCE OF 225.09 FEET; THENCE SOUTH 88° 47' 46" WEST, A DISTANCE OF 10.00 FEET TO A POINT ON THE WEST LINE OF SAID PARCEL "A"; THENCE NORTH 00° 12' 10" WEST A DISTANCE OF 225.09 FEET ALONG SAID WEST LINE TO THE POINT OF BEGINNING.

SAID LANDS SITUATE, LYING, AND BEING IN THE CITY OF POMPANO BEACH, BROWARD COUNTY, FLORIDA, CONTAINING 1.576 ACRES, MORE OR LESS.

CONECA Properties LLC - Office Lease - continued

EXHIBIT "B"
FLOOR PLAN of SUITE 204

CONECA Properties LLC - Office Lease - continued

EXHIBIT “C”
PREPARATION OF PREMISES
TENANT IMPROVEMENTS

THIS WORK AGREEMENT is attached to and made part of the certain Office Lease Agreement (the “Lease”) dated on the         6th        day of November 2007 by and between Coneca Properties, LTD.  ("Landlord") and SecuRed Financial Network, Inc. (“Tenant”). The terms, definitions and other provisions of the Lease are hereby incorporated into this Work Agreement by reference.

IN CONSIDERATION OF the execution of the Lease and the mutual covenants and conditions hereinafter set forth, Landlord and Tenant agree as follows:

Tenant agrees to accept possession of the Premises in “As Is” condition as of the Commencement Date provided that the Landlord shall be obligated to complete the following work at Landlord’s expense:

1.) NONE

Tenant is responsible for installation, and removal at the end of its tenancy, of all telecommunications cabling and equipment at Tenant’s sole expense subject to “Exhibit D, Building Rules and Regulations”.

Tenant:SecuRed Financial Network, Inc.

By: /s/ Jeffrey L. Schultz
Print Name: Jeffrey L. Schultz
Title: President/CEO

WITNESS:	WITNESS:
By: ______________________________	By: ______________________________
Print Name: _____________________________	Print Name: _____________________________

Landlord:
CONECA PROPERTIES, L.C.
By:    CONECA PROPERTIES, LTD., as sole member
By:    CONECA, INC., as General Partner

/s/ David Dunleavy
David Dunleavy President

WITNESS:	WITNESS:
By: ______________________________	By: ______________________________
Print Name: _____________________________	Print Name: _____________________________

CONECA Properties LLC - Office Lease - continued

EXHIBIT "D"
RULES AND REGULATIONS

The following Rules and Regulations have been formulated for the safety and wellbeing of all the tenants of the Building and Strict adherence to these Rules become effective upon occupancy. Strict adherence to these Rules and Regulations is necessary to guarantee that each and every Tenant will enjoy a safe and unannoyed occupancy in the Building. “Tenant or tenant” shall for purposes of these Building Rules and Regulations shall be defined as but not limited to include: Building Tenants, their employees, guests, invitees, servants, vendors, service contractors, building contractors and their direct or indirect subcontractors and any other persons having business or performing services within the Building and its Property. Any repeated or continuing violation of these Rules And Regulations by Tenant after notice and time to cure from Landlord shall be sufficient cause for termination and removal from the Building and Property at the option of Landlord.

Landlord may upon request by any tenant, waive the compliance by such tenant of any of the foregoing Rules and Regulations provided that (i) no waiver shall be effective unless signed by Landlord's authorized agent (ii) any such waiver shall not relieve such tenant from the obligation of complying with the foregoing Rules and Regulations unless such other tenant has received a similar waiver in writing from Landlord.

Landlord agrees not to unreasonably discriminate against Tenant in the enforcement of the Rules and Regulations in effect with regard to the Building.

1.
All contractors and/or technicians performing work for Tenant within the Premises, Building or parking facilities shall be referred to Landlord for approval before performing such work. This shall apply to all work including but not limited to, installation of telephones, telegraph equipment, electrical devices and attachments, and all installations affecting floors, walls, windows, doors, ceilings, equipment or any other physical feature of the Building, the Premises or parking facilities. No cutting for telephone, telegraph, or computer terminals will be permitted without the prior consent of Landlord. Tenant shall not install, or allow to be installed, and communications cabling, which is not “plenum-fire-rated”, and all materials used in installation must be “plenum-fire-rated”. No cabling shall be installed which interferes in the removal of ceiling tiles and ceiling grid systems. If required by Landlord, in its sole judgment, Tenant shall be responsible for the removal of all cabling installed for its specific use upon Lease expiration or termination and hereby acknowledges that Landlord shall deduct from its security deposit, the costs associated with its removal if removal is not performed by Tenant as directed by Landlord. None of this work shall be done by Tenant without Landlord's prior written approval.

2.
Tenant, at its expense, and with due diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Alterations, or any other work, labor, services or material done for or supplied to Tenant, or any person claiming through or under Tenant, which shall be issued by any public authority to create any liens for labor or materials on or against the Property, the Building and/or the premises. Tenant shall defend, indemnify, and save Landlord harmless from and against any and all mechanic's and other liens and encumbrances filed in connection with Alterations or any other work, labor, services, or materials done for or supplied to Tenant, or any person claiming any materials, fixtures or articles installed in and constituting a part of the premises and against all costs, expenses, and liabilities (Including reasonable attorney's fees to and through any appellate proceedings) incurred in connection with any such lien or encumbrance or any action or proceeding brought thereon. Tenant, at its expense, shall procure the satisfaction, bond or discharge of record of all such liens and encumbrances within fifteen (15) days after the filing thereof. In the event Tenant has not so performed, Landlord may, at its option, pay and discharge such liens and Tenant shall be responsible to reimburse Landlord for all costs and expenses incurred in connection therewith, which expenses shall include reasonable attorney's fees (to and through any appellate proceedings) and any costs in posting bond to effect discharge or release of the lien as an encumbrance against the premises, the Building and/or the Property. Landlord has recorded a prohibition against the filing of mechanic liens by Tenant's contractors, subcontractors, architects or material men.

CONECA Properties LLC - Office Lease - continued

3.
Neither Landlord nor any partner, director, officer, agent, servant, or employee of Landlord, any Superior Lessor or any Superior Mortgagee, shall be liable to Tenant for any loss, injury, or damage, to tenant or to any other person, or to its or their property, irrespective of the cause of injury, damage or loss, relating to the operation or maintenance of the premises or the building except for gross negligent or willful misconduct of Landlord. Further, neither Landlord, any Superior Lessor or any Superior Mortgagee, nor any partner, director, officer, agent, servant, or employee of Landlord shall be liable (a) for any such damage caused by other tenants or persons in, upon or about the building, or caused by operations in construction of any private, public or quasi-public work; or (b) for consequential damages arising out of any loss of use of the Premises or any equipment or facilities therein by Tenant or any person claiming through or under Tenant as a request of the damage referred to in 3(a).

3(a)             Tenant shall indemnify and hold Landlord and all Superior Lessors and Superior Mortgagees and its and their respective partners, directors, officers, agents, servants and employees harmless from and against any and all claims arising from or in connection with (a) the conduct or management of the premises or any business at or upon the premises during the term of this Lease or during the period of time, if any, prior to the Lease Commencement Date that Tenant may have been given access to the premises; (b) any act, omission or negligence of Tenant or any of its subtenants or licensees or its or their partners, directors, officers, agents, invitees, employees or contractors; (c) any accident, injury or damage whatsoever (unless caused by the negligent act or omission or willful misconduct of Landlord, its agents, officers, servants, Superior Lessor, Superior Mortgagee) occurring in, at or upon the premises; and (d) any breach or default by Tenant in the full and prompt payment and performance of Tenant's obligations under this Lease; together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon including, without limitation, all reasonable attorney's fees (to and through appellate proceedings) and expenses. In the event any action or proceeding is brought against Landlord and/or any Superior Lessor or Superior Mortgagee and/or its or their partners, directors, officers, agents and/or employees by reason of any such claim, Tenant, upon notice from Landlord or such Superior Lessor or Superior Mortgagee, shall resist and defend such action or proceeding (by counsel reasonably satisfactory to Landlord and/or such Superior Lessor or Superior Mortgagee.

4.
No drilling shall be allowed into any major building structural component, specifically but not limited to: roof, floor decks, roof decks, building columns, life-safety stairway evacuation towers and/or routes without obtaining written permission and a structural “x-ray” by a licensed, certified and insured professional engineer or engineering firm to clearly show any structural “subcomponents” such as but not limited to cabling, piping, bracing supports, and structural steel. No penetrations of these structural “subcomponents” shall be permitted.

5.
The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls or other parts of the Building not part of the Premises of Tenant shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress, and in the case of the freight elevator, for the moving of freight to and from the Premises, and if the Premises are situated on the ground floor of the Building the Tenant thereof shall at said Tenant's own expense keep the sidewalks and curb directly in front of said Premises clean and free from debris. Subject to the other provisions of this Lease, Landlord shall have the right to control and operate the public portions of the Building, and the facilities furnished for the common use of the Building, in such manner as Landlord deems best for the benefit of the tenants generally. No tenant shall permit the visit to the Premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment by other tenants of the entrances, corridors, elevators and other public portions or facilities of the Building.

6.
No awnings other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord. No drapes, blinds, shades or screens shall be attached to or hung in or used in connection with, any window or door of the Premises without the prior consent of Landlord. Such awnings, projections, curtains, blinds, screens or other fixtures must be of a quality type, design and color and attached in the manner approved by Landlord. Notwithstanding the foregoing, and notwithstanding any provision of this Lease to the contrary, Tenant, from time to time, will be permitted to install floor to ceiling drapes on the exterior windows of the Premises; said drapes shall be submitted to Landlord for Landlord's approval.

7.
Except as otherwise provided for in this Lease, no sign, picture, advertisement notice or other lettering shall be exhibited, inscribed, printed or affixed by any Tenant on any part of the outside or inside of Building without the prior written consent of Landlord. In the event of the violation of the foregoing by any Tenant, Landlord may remove same without any notice or liability and may charge the expense incurred by such removal to the Tenant or tenants violating this rule. Interior signs on doors and directory tablet shall be inscribed, printed or affixed for each tenant by Landlord and shall be of a size, color and style acceptable to Landlord.

8.
No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules without the prior written consent of Landlord.

CONECA Properties LLC - Office Lease - continued

9.
The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who or whose servants, employees agents, visitors, or licensees, shall have caused the same.

10.
No tenant shall construct, maintain, use or operate within the Premises or elsewhere within or on the outside of the Building any electrical device, wiring or apparatus in connection with a loud-speaker system with speakers solely within the Premises and the sound from which does not disturb other tenants.

11.
No bicycles, vehicles, or animals, birds or pets of any kind shall be brought into or be kept in or about the Premises and no cooking shall be done or be permitted by any tenant on said Premises, except for a tenant’s clients and/or employee's own use and with the prior written approval of Landlord. No Tenant shall make or permit to be made, any unseemly or disturbing noises which disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them whether by the use or misuse of any type of cellular phone, wireless communications devices, musical instrument, radio, phonograph, unmusical noise, whistling, singing or in any other way. No tenant shall throw anything out of doors or windows or down corridors or stairs of the Building.

12.
No inflammable combustible or explosive fluid, chemical or substances shall be brought or kept upon Premises. Landlord acknowledges however that Tenant shall be entitled to keep those items necessary to run its photocopying equipment.

13.
No additional locks or bolts of any kind shall- be placed upon any of the doors or windows by any tenant nor shall any changes be made in existing locks or the mechanism thereof without Landlord's consent. Except on single-tenant floors, the doors leading to the corridors or main halls (if any such doors exist) shall be kept closed during Normal Business Hours except as they may be used for ingress or egress. Each tenant shall, upon the termination of his tenancy, restore to Landlord all keys of stores, offices storage and toilet rooms either furnished to or otherwise procured by such tenant, and in the event of the loss of any keys so furnished, such tenant shall -pay to Landlord the cost to re-key the locks operated by those keys.

14.
Except as otherwise provided for in this Lease, all removals, or the carrying in or out of any sales, freight, furniture, or bulky matter of any description must take place during the hours which Landlord or its agent may determine from time to time and according to a method and routing of such movement as is determined by Landlord upon request from Tenant. Tenant shall assume all liability and risk to property Premises and Building in such movement. Tenant shall not move furniture, machines, equipment, merchandise or materials within, into or out of the Building, the Premises or parking facilities without having first obtained a written permit from Landlord twenty-four (24) hours in advance. Safes, large files, electronic data processing equipment and other heavy equipment or machines shall be moved into the Premises, Building or parking facilities only with Landlord's written consent and placed where directed by Landlord.

15.
Any person employed by any tenant to do janitorial work within the Premises must obtain Landlord's consent, and such person shall, while in the Building and outside of said Premises comply with all reasonable instructions issued by the manager of the Building.

16.
No Tenant shall purchase spring water, ice, coffee, soft drinks, towels or the like service, from any company or persons whose repeated violations of Building regulations have caused, in Landlord’s opinion, a hazard or nuisance to the Building and/or its occupants.

17.
Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord’s opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from Landlord, such tenant shall refrain from or discontinue such advertising.

CONECA Properties LLC - Office Lease - continued

18.
Landlord reserves the right to exclude from the Building at all times any person who does not properly identify himself to the Building management or watchman, if so posted, on duty. Landlord may at its option require all persons admitted to or leaving the building between the hours of 7 p.m. and 7 a.m., Monday through Friday, and at all times on Saturday and Sunday and legal holidays, to register. Each tenant shall be responsible for all persons for whom he authorizes entry into or exit out of the Building and shall be liable to the Landlord for all acts of such persons, except to the extent covered or required to be covered by insurance carried, or required to be carried, by Landlord.

19.	The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

20.
The requirements of the Tenant will be attended to only upon application at the office of the Building. Building employees shall not perform any work or do anything outside of their regular duties, unless under special instruction from the management of the Building.

21.	Canvassing, soliciting and peddling in the Building is prohibited and each tenant shall cooperate to prevent the same.

22.
There shall not be used in any space, or in the public halls of the Building, either by tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

23.
In the event Tenant must dispose of crates, boxes, etc. Which will not fit into office wastepaper baskets, it will be the responsibility of the Tenant to dispose of same. In no event shall Tenant set such items in the public hallways or other areas of the Building or parking facilities, excepting Tenant’s own premises for disposal.

24.
Tenant shall not install any antenna or aerial wires, or radio or television equipment, or any other type of equipment, inside or outside the Building, without Landlord’s prior approval in writing and upon such terms and conditions as may be specified by Landlord in each and every instance.

25.
Protective Carpet Care. Tenants shall place protective chair mats on all carpeting surfaces where any type of chairs or other office furniture utilizing rollers or casters for customary movement are utilized to prevent unnecessary or premature carpet wear. Landlord shall deduct from Tenant’s Security Deposit replacement carpet costs beyond normal wear and tear which are caused by Tenant failure to provide and utilize said mats.

26.
Tenant shall rigorously enforce The Building’s “No Smoking” Rules And Regulations and shall not allow any employee, guest, invitee or independent contractor to smoke in the Demised Premises, Common Areas, Rest Rooms or Stairwells. This BUILDING, in accordance with and to comply with applicable “Indoor Clean Air Act(s)” of the Local, County, State and/or Federal governments, is“Smoke Free”(the smoking of any tobacco products including but not limited to cigarettes, cigars, pipes, etc.) and smoking within Tenants’ Demised Premises and all Common Areas including, but not limited to Corridors, Bathrooms, Elevators, Emergency Exits and Stairways, is Prohibited. In the event the Tenant, their employees, guests, invitees or independent contractors sets off the Fire Alarm System as a result of actions caused by smoking; the Tenant will pay any and all costs assessed by applicable Local, County, State and/or Federal governments.

27.
Tenant shall direct “smoking” employees, servants and/or invitees, etc. (those persons utilizing or smoking of any tobacco products including but not limited to cigarettes, cigars, pipes, etc.) to utilize an outdoor area designated by Landlord or Landlord’s property manager as an “Outdoor Smoking Area”, which Area may be moved from time to time as improvements to the Building are completed and/or as needed and for the health, safety, convenience and/or consideration of all persons of the Building.

Tenant hereby acknowledges and hereby agrees to abide by the foregoing Rules and Regulations and is duly authorized to execute this document on behalf of his/her company.

Tenant:SecuRed Financial Network, Inc.

By: /s/ Jeffrey L. Schultz
Print Name. Jeffrey L. Schultz
Title. President/CEO

WITNESS:	WITNESS:
By: ______________________________	By: ______________________________
Print Name: _____________________________	Print Name: _____________________________

CONECA Properties LLC - Office Lease - continued

EXHIBIT "F"

NOTICE TO OWNERS, PROSPECTIVE TENANTS AND BUYERS
OF REAL PROPERTY REGARDING THE
"AMERICANS WITH DISABILITIES ACT"

Please be advised that an owner or tenant of real property may be subject to the Americans with Disabilities Act (the ADA), a Federal law codified at 42 USC Section 12101 et seq. Among other requirements of the ADA that could apply to your property, Title III of the ADA requires owners and tenants of “public accommodations” to remove barriers to allow access by disabled persons and provide auxiliary aids and services for hearing, vision or speech impaired persons by January 26, 1992. The regulations under Title III of the ADA are codified at 28 CFR Part 36.

We recommend that you and your attorney review the ADA and the regulations, and if appropriate, your proposed lease or purchase agreement, to determine if this law could apply to you, and the nature of the requirements. These are legal issues. You are responsible for conduction of your own independent investigation of these issues.

Please acknowledge your receipt of this notice by signing and dating it below.

Tenant:SecuRed Financial Network, Inc.

By: /s/ Jeffrey L. Schultz
Print Name: Jeffrey L. Schultz
Title: President/CEO

Date: November        6th          , 2007

WITNESS:	WITNESS:
By: ______________________________	By: ______________________________
Print Name: _____________________________	Print Name: _____________________________